                                                                   EXHIBIT 20.3


                         TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2
                                  JANUARY 1998




--------------------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                   AUGUST 1997            SEPTEMBER 1997             OCTOBER 1997
--------------------------------------------------------------------------------------------------------------------

TOTAL ENDING BALANCE:              3,427,061,008          3,350,299,092             3,267,905,293
ENDING PRINCIPAL BALANCE:          3,327,943,448          3,248,030,635             3,164,194,315
ENDING NON-PRINCIPAL BALANCE:         99,117,560            102,268,458               103,710,978

INVESTOR PERCENTAGE:                      43.46%                 44.44%                    45.53%

YIELD:                                53,629,788   18.92%    57,280,970      20.65%    58,638,817      21.66%

CHARGE-OFFS:                         (21,387,467)  -7.54%   (22,675,399)     -8.18%   (19,398,962)     -7.17%

NET YIELD: (YIELD - C/O)                           11.37%                    12.48%                    14.50%

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SERIES 1996-1                              AUGUST 1997            SEPTEMBER 1997             OCTOBER 1997
--------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance        1,115,151,821          1,115,151,821             1,115,151,821
 Investor Percentage                      32.78%                 33.51%                    34.33%
                                                  -------                   -------                   -------
 THREE-MONTH-AVG EXCESS SERVICING                   3.00%                     3.72%                     4.87%
                                                  -------                   -------                   -------

Yield:                                17,578,100   18.92%    19,194,130      20.65%    20,132,564      21.66%

 Charge-Offs                          (7,010,116)  -7.54%    (7,598,240)     -8.18%    (6,660,278)     -7.17%
 Certificate Interest                 (5,432,135)  -5.85%    (5,244,598)     -5.64%    (5,793,285)     -6.23%
 Servicing Fee                        (1,858,586)  -2.00%    (1,858,586)     -2.00%    (1,858,586)     -2.00%

EXCESS SERVICING:                      3,277,263    3.53%     4,492,705       4.83%     5,820,414       6.26%

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SERIES 1996-2                               AUGUST 1997           SEPTEMBER 1997             OCTOBER 1997
--------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance          363,636,975            363,636,975               363,636,975
 Investor Percentage                      10.69%                 10.93%                    11.20%
                                                  -------                   -------                   -------
 THREE-MONTH-AVG EXCESS SERVICING                   2.93%                     3.89%                     5.08%
                                                  -------                   -------                   -------

Yield:                                 5,736,107   18.93%     6,265,044      20.67%     6,571,262      21.69%

 Charge-Offs                          (2,285,911)  -7.54%    (2,477,690)     -8.18%    (2,171,833)     -7.17%
 Certificate Interest                 (1,850,767)  -6.11%    (1,576,977)     -5.20%    (1,773,260)     -5.85%
 Servicing Fee                          (606,062)  -2.00%      (606,062)     -2.00%      (606,062)     -2.00%

EXCESS SERVICING:                        993,367    3.28%     1,604,315       5.29%     2,020,108       6.67%
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

--------------------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                   NOVEMBER 1997              DECEMBER 1997              JANUARY 1998
--------------------------------------------------------------------------------------------------------------------

TOTAL ENDING BALANCE:              3,227,568,983             3,266,157,732              2,108,831,194
ENDING PRINCIPAL BALANCE:          3,117,819,987             3,151,997,850              2,023,905,268
ENDING NON-PRINCIPAL BALANCE:        109,748,996               114,159,882                 84,925,926

INVESTOR PERCENTAGE:                      46.74%                    47.43%                     71.06%

YIELD:                                52,107,203      19.76%    60,662,553      23.35%     36,423,038       21.00%

CHARGE-OFFS:                         (20,424,804)     -7.75%   (22,595,646)     -8.70%     (8,698,807)      -5.02%

NET YIELD: (YIELD - C/O)                              12.02%                    14.65%                      15.99%

--------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                             NOVEMBER 1997              DECEMBER 1997              JANUARY 1998
--------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance        1,115,151,821             1,115,151,821              1,115,151,821
 Investor Percentage                      35.24%                    35.77%                     53.59%
                                                     -------                   -------                     -------
 THREE-MONTH-AVG EXCESS SERVICING                      5.24%                     5.75%                       6.20%
                                                     -------                   -------                     -------

Yield:                                18,364,056      19.76%    21,697,198      23.35%     19,517,597       21.00%

 Charge-Offs                          (7,198,280)     -7.75%    (8,081,793)     -8.70%     (4,661,330)      -5.02%
 Certificate Interest                 (5,018,570)     -5.40%    (5,831,978)     -6.28%     (5,935,258)      -6.39%
 Servicing Fee                        (1,858,586)     -2.00%    (1,858,586)     -2.00%     (1,858,586)      -2.00%

EXCESS SERVICING:                      4,288,619       4.61%     5,924,841       6.38%      7,062,422        7.60%

--------------------------------------------------------------------------------------------------------------------
SERIES 1996-2                              NOVEMBER 1997              DECEMBER 1997              JANUARY 1998
--------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance          363,636,975               363,636,975                363,636,975
 Investor Percentage                      11.49%                    11.66%                     17.47%
                                                     -------                   -------                     -------
 THREE-MONTH-AVG EXCESS SERVICING                      5.29%                     5.81%                       6.30%
                                                     -------                   -------                     -------

Yield:                                 5,994,418      19.78%     7,081,539      23.37%      6,370,563       21.02%

 Charge-Offs                          (2,347,269)     -7.75%    (2,635,371)     -8.70%     (1,520,001)      -5.02%
 Certificate Interest                 (1,859,431)     -6.14%    (1,763,926)     -5.82%     (1,771,968)      -5.85%
 Servicing Fee                          (606,062)     -2.00%      (606,062)     -2.00%       (606,062)      -2.00%

EXCESS SERVICING:                      1,181,657       3.90%     2,076,180       6.85%      2,472,532        8.16%
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


 Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.